UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: November 5, 2026

(Date of earliest event reported)

EVA LIVE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-43076	88-2864075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

The Plaza, 1800 Century Park East, Suite 600

Los Angeles, CA 90067

(Address of principal executive offices, including zip code)

(310) 229-5981

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.0001	GOAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Eva Live Inc. (the “Company”) previously issued to Streeterville Capital, LLC (the “Lender”) (i) a Secured Convertible Promissory Note dated February 23, 2026 in the original principal amount of $7,560,000.00 (the “February Note”), pursuant to a Securities Purchase Agreement dated February 23, 2026, and (ii) a Secured Convertible Promissory Note dated July 23, 2026 in the original principal amount of $2,160,000.00 (the “July Note” and, together with the February Note, the “Notes”), pursuant to a Securities Purchase Agreement dated July 23, 2026 (together with the February 23, 2026 Securities Purchase Agreement, the “Purchase Agreements”). As also previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 26, 2026, on October 20, 2026 the Lender delivered a notice to the Company asserting that a Major Trigger Event (as defined in the Notes) had occurred under Section 4.1(h) of each Note as of October 2, 2026 as a result of the Company entering into a financing transaction on or around October 2, 2026 with Dune Equity Holdings LLC (“Dune”) without first obtaining the Lender’s consent (the “Restricted Issuance Trigger”) and that the Lender had elected to apply the Trigger Effect under Section 4.2 of the Notes, increasing the Outstanding Balance of each Note by ten percent (10%). As previously disclosed, the Company disputed the Lender’s assertions.

On November 5, 2026, the Company entered into a Forbearance Agreement with the Lender (the “Forbearance Agreement”), pursuant to which the Lender agreed to permanently forbear from seeking to turn the Restricted Issuance Trigger into an Event of Default (as defined in the Notes) and to irrevocably waive any other existing or future claim in connection with the Restricted Issuance Trigger (the “Forbearance”). The Lender also consented to any issuance of securities by the Company to Dune pursuant to the Dune financing transaction as in effect on the date of the Forbearance Agreement, and agreed that no Trigger Event shall arise from any such issuance. The Forbearance Agreement does not limit the Lender’s right to convert or redeem all or any portion of the Notes in accordance with their terms, or to exercise its rights and remedies with respect to any matter other than the Restricted Issuance Trigger.

Under the Forbearance Agreement, the Company ratified the Notes and acknowledged that it is obligated to pay the remaining balances of the Notes, which the parties agreed are $5,637,774.51 under the February Note and $2,281,429.43 under the July Note (an aggregate of $7,919,203.94) as of November 5, 2026,. The Forbearance will terminate upon the occurrence of any Trigger Event under the Notes after the date of the Forbearance Agreement that is not cured within five (5) Trading Days after the Company’s receipt of written notice from the Lender (or immediately upon receipt of such notice, in the case of a Trigger Event that is not capable of cure), in which case the Lender may seek all recourse available to it, including seeking to turn the Restricted Issuance Trigger into an Event of Default. The Forbearance Agreement also contains customary representations, warranties and acknowledgments by the Company, including a waiver and release of any defenses, setoff rights and claims against the Lender under the Transaction Documents (as defined in the Forbearance Agreement) arising prior to its execution.

The foregoing description of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 8.01 - other events.

On November 5, 2026, the Company issued a press release announcing the launch of EvaXCrypto, an AI-powered cryptocurrency trading software platform.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Exhibit No.	Description
10.1	Forbearance Agreement, dated November 5, 2026, by and between Eva Live, Inc. and Streeterville Capital, LLC
99.1	Press Release issued on November 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVA LIVE INC.

November 5, 2026	By:	/s/ David Boulette
Date		David Boulette
President and CEO